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EXHIBIT 2.2


                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER


         Pursuant to Section 11.2 of the Agreement and Plan of Merger (the "Agreement"), dated as of February 13, 2001, by and among Ameritrade Holding Corporation, a Delaware corporation, TradeCast Inc., a Delaware corporation, TC Merger Sub Inc., a Delaware corporation, and each of the Persons listed on the Schedule of Stockholders attached thereto (each a "Stockholder" and together "Stockholders"), and in consideration of the mutual promises made in the Agreement and this Amendment, the parties thereto agree that the terms of the Agreement are amended set forth herein.

         1. Section 2.2(d) of the Agreement is hereby amended by adding the phrase "any amounts necessary to satisfy any claims theretofore asserted by any Purchaser Indemnified Party pursuant to Article X and resolved pursuant to the provisions thereof and" immediately prior to the phrase "any amounts deemed by Purchaser and the Stockholders Representative reasonably necessary..." and by adding the phrase "delivered to Stockholders and Sellers" immediately prior to the phrase "from (B) the Earn-Out Shares".

         2. Section 6.4 of the Agreement is hereby amended by adding the phrase "and on Schedule 4.3" after the phrase "and marked with an asterisk".

         3. Section 7.4 of the Agreement is hereby amended by adding the phrase "and Purchaser shall have received all consents and approvals set forth on Schedule 4.3" after the phrase "and marked with an asterisk".

         4. Section 9.1(b) of the Agreement is hereby amended by deleting the date "March 30, 2001" and replacing it with the date "April 2, 2001".

         5. All capitalized terms used herein and not defined in this Amendment shall have the same meaning as set forth in the Agreement.

         6. The provisions of the Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms.

         7. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

         8. This Amendment may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Merger Agreement to be executed and delivered on this 30th day of March, 2001.


                                        AMERITRADE HOLDING CORPORATION


                                        By: /s/ James M. Ditmore
                                            ------------------------------------
                                        Name:
                                        Title:


                                        TRADECAST, INC.


                                        By: /s/ Robert L. Earthman, Jr.
                                           -------------------------------------
                                        Name:
                                        Title:


                                        TC MERGER SUB, INC.


                                        By: /s/ James M. Ditmore
                                           -------------------------------------
                                        Name:
                                        Title:


                                        /s/ Robert L. Earthman, Jr.
                                        ----------------------------------------
                                        Robert L. Earthman, Jr., individually


                                        /s/ James F. Howell
                                        ----------------------------------------
                                        James F. Howell, individually


                                        /s/ Manmeet Singh
                                        ----------------------------------------
                                        Manmeet Singh, individually


                                        Howell 2000 Trust


                                        By: /s/ James F. Howell
                                        ----------------------------------------
                                        Name: James F. Howell, Trustee


                                                 2406 Avalon
                                                 Houston, Texas 77019

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                                        Earthman 2000 Trust


                                        By: /s/ Robert L. Earthman, Jr.
                                           -------------------------------------
                                        Name: Robert L. Earthman, Jr., Trustee


                                                 7630 Del Monte
                                                 Houston, Texas 77063


                                        HMS 2000 Trust


                                        By: /s/ Manmeet Singh
                                           -------------------------------------
                                        Name: Manmeet Singh, Trustee


                                                 c/o TradeCast Ltd.
                                                 5555 San Felipe
                                                 Suite 525
                                                 Houston, Texas 77056


                                        NS 2000 Trust


                                        By: /s/ Manmeet Singh
                                           -------------------------------------
                                        Name: Manmeet Singh, Trustee


                                                 c/o TradeCast Ltd.
                                                 5555 San Felipe
                                                 Suite 525
                                                 Houston, Texas 77056


                                        TS 2000 Trust


                                        By: /s/ Manmeet Singh
                                           -------------------------------------
                                        Name: Manmeet Singh, Trustee


                                                 c/o TradeCast Ltd.
                                                 5555 San Felipe
                                                 Suite 525
                                                 Houston, Texas 77056


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                                        Delta 2000 Trust


                                        By: /s/ Manmeet Singh
                                           -------------------------------------
                                        Name: Manmeet Singh, Trustee

                                                 c/o TradeCast Ltd.
                                                 5555 San Felipe
                                                 Suite 525
                                                 Houston, Texas 77056



                                        Omega 2000 Trust


                                        By: /s/ Manmeet Singh
                                        Name: Manmeet Singh, Trustee


                                                 c/o TradeCast Ltd.
                                                 5555 San Felipe
                                                 Suite 525
                                                 Houston, Texas 77056